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                                                                   EXHIBIT 10.12









                           DEFERRED COMPENSATION PLAN


                                  PREPARED FOR


                             TRIZEC PROPERTIES, INC.













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                             TRIZEC PROPERTIES, INC.

                           DEFERRED COMPENSATION PLAN


                       ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1. PURPOSE. The purposes of this Deferred Compensation Plan (hereinafter, the "Plan") is (i) to permit a select group of management and highly compensated employees of TRIZEC PROPERTIES, INC. and its subsidiaries to defer the receipt of income which would otherwise become payable to them, and (ii) to permit certain employees who receive awards of restricted stock units to defer settlement of such awards. It is intended that this plan, by providing this deferral opportunity, will assist the Company in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2.  EFFECTIVE DATE.  The Plan shall be effective as of January 1, 2004.


                            ARTICLE II - DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1. ACCOUNT(s). "Account(s)" means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. The Accounts available for each Participant shall be identified as:

      a)  Retirement Account;

      b)  Restricted Stock Unit Account; and,

      c) In-Service Account; each Participant may maintain up to two (2) In-Service Accounts based on selecting different times of payments as selected under Article V, below.

2.2. BENEFICIARY. "Beneficiary" means the person, persons or trust as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant's death.

2.3.  BOARD. "Board" means the Board of Directors of the Company.

2.4. CHANGE IN CONTROL. A "Change in Control" of the Company shall have the same meaning as is set forth in Section 10.3 of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (Amended and Restated Effective May 29,
      2003), as may hereinafter be modified or amended from time to time (hereafter, the "2002 Long Term Incentive Plan").



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2.5.  COMMITTEE. "Committee" means the Committee appointed by the Board to administer the Plan pursuant to Article VII.

2.6. COMPANY. "Company" means TRIZEC PROPERTIES, INC., a Delaware corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.7. COMPENSATION. "Compensation" means the base salary and commissions payable to, and bonus or incentive compensation earned by a Participant with respect to employment services performed for the Company by the Participant and considered to be "wages" for purposes of federal income tax withholding. Notwithstanding the forgoing, Compensation shall not include reimbursements or other expense allowances (whether or not includable in gross income, and including but not limited to car allowances), (cash or non-cash) fringe benefits (including but not limited to contest prizes), moving expenses, welfare benefits (including but not limited to imputed income on life insurance coverage, unused and/or accrued vacation pay and severance pay), tax equalization packages or imputed income attributable to the forgiveness of loans. For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended, (the "Code"), or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other forms of compensation is subject to Committee approval.

2.8. DEFERRAL COMMITMENT. "Deferral Commitment" means a commitment made by a Participant to defer a portion of Compensation or Restricted Stock Units as set forth in Article III, or a Discretionary Contribution pursuant to
      Section 4.5. The Deferral Commitment shall apply to each payment of salary, commissions and/or bonus payable to a Participant, to the specified vesting tranche of an award of Restricted Stock Units or any other compensation and shall specify the Account or Accounts to which the Compensation deferred shall be credited. Such designation shall be made in whole percentages and shall be made in a form acceptable to the Committee. A Deferral Commitment shall remain in effect until amended or revoked as provided under Sections 3.3 or 3.5, below.

2.9. DEFERRAL PERIOD. "Deferral Period" means (i) with respect to the deferral of Compensation, each calendar year, except that a Participant may have an initial Deferral Period as provided in Section 3.1(c) below, and (ii) the applicable vesting date with respect to each vesting tranche of Restricted Stock Units.

2.10. DETERMINATION DATE. "Determination Date" means each calendar day.

2.11. DISABILITY. "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Company. The Committee shall determine the existence of Disability, in its sole discretion, and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.



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2.12. DISCRETIONARY CONTRIBUTION. "Discretionary Contribution" means the Company or, at the discretion of the Company, Participant contribution credited to a Participant's Account(s) under Section 4.5, below. This term shall also refer to amounts, if any, which reflect amounts previously held under a similar or predecessor deferred compensation plan and which the Participant has elected to further defer under the terms and conditions of this Plan.

2.13. DISTRIBUTION ELECTION. "Distribution Election" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant.

2.14. INTEREST. "Interest" means the amount credited to a Participant's Account(s) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.21, below and in a manner consistent with Section 4.3, below. Such credits to a Participant's Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

2.15. FINANCIAL HARDSHIP. "Financial Hardship" means a severe financial hardship of the Participant resulting from a Disability of the Participant, a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined based upon such standards as are, from time to time, established by the Committee, and such determination shall be in the sole discretion of the Committee.

2.16. 401(k) PLAN. "401(k) Plan" means the defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code and satisfies the requirements of Section 401(k) of the Code, or any successor plan thereto.

2.17. PARTICIPANT. "Participant" means any individual who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who has elected to defer Compensation or Restricted Stock Units, or who was a participant in a similar or predecessor plan of deferred compensation and who has elected to participate in this Plan, in accordance with Article III, below. Such employee shall remain a Participant in this Plan for the period of deferral and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.18. PLAN. "Plan" means this Deferred Compensation Plan as amended from time to time.

2.19. RESTRICTED STOCK UNITS. "Restricted Stock Units" means unvested restricted stock units awarded to Participant under the 2002 Long Term Incentive Plan, and identified by the Committee as being eligible for deferral under the provisions of this Plan, or which was awarded under any other equity award program and identified by the Committee as being eligible for deferral under the provisions of this Plan. Restricted shares of Company's common stock granted pursuant to such program are also deemed to be Restricted Stock Units for purposes of this Plan.


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2.20. RETIREMENT. "Retirement" means the date of termination of service of a
      Participant for reasons other than death or disability after: (a) attaining age sixty (60) with at least five (5) Years of Service; (b) attaining age sixty-five (65); or (c) terminating under circumstances which the Company, in its sole discretion, elects to treat as a Retirement for purposes of this Plan.

2.21. VALUATION FUNDS. "Valuation Funds" means one or more of the independently established funds or indices that are identified and listed by the Committee. In addition, the Committee shall designate one Valuation Fund as the Trizec Stock Unit Fund. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant's Account(s) in accordance with Article IV, below, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee.

2.22. YEARS OF SERVICE. "Years of Service" means the years of service credited to a Participant in the 401(k) Plan, whether or not the Participant is a participant in such plan.

                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1.  ELIGIBILITY AND PARTICIPATION.

      a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to those select key employees of Company who are designated by management, from time to time, based on criteria established by the Committee in its sole discretion, and who are approved by the Committee. In addition, participation in this Plan may be offered to individuals who have received awards of Restricted Stock Units under the 2002 Long Term Incentive Plan and to individuals (including former employees) who currently participate in a similar or predecessor deferred compensation plan under guidelines and procedures established by the Committee.

      b) PARTICIPATION. An individual's participation in the Plan shall be effective upon notification to the individual by the Committee of eligibility to participate, and completion and submission of a Deferral Commitment, an Allocation Form, and a Form of Payment Designation to the Committee no later than (i) fifteen (15) days prior to the beginning of the Deferral Period with respect to Compensation deferrals and (ii) six months prior to the Deferral Period with respect to deferrals of Restricted Stock Units.

      c) FIRST-YEAR PARTICIPATION. When an individual first becomes eligible to participate in this Plan during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Commitment will be effective only with regard to Compensation earned and payable following submission of the Deferral Commitment to the Committee, and, subject to Section 3.2(e) below, to Restricted Stock Units which are unvested at the time of such deferral.


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3.2.  FORM OF DEFERRAL COMMITMENT. A Participant may elect to make a Deferral
      Commitment in the form permitted by the Committee. The Deferral Commitment shall specify the following:

      a) DEFERRAL AMOUNTS; ACCOUNTS. A Deferral Commitment shall be made with respect to each payment of salary, commissions and/or bonus payable by the Company to a Participant during the Deferral Period, and shall designate the portion of each deferral that shall be allocated among the various Accounts, except that no deferral shall be made to an Account at the same time that a distribution is to be made from that Account. The Participant shall set forth the amount to be deferred as a full percentage of salary, commissions and/or bonus (the Participant may designate a different percentage of salary, commissions and bonus that is to be deferred under this Plan). Salary Deferral Commitments shall be made in roughly equal amounts over the Deferral Period. Deferrals of bonus Compensation may be stated as a percentage of the bonus otherwise payable in excess of a stated dollar amount.

      b) ALLOCATION TO VALUATION FUNDS. The Participant shall specify in a separate form (known as the "Allocation Form") filed with the Committee, the Participant's initial allocation of the amounts deferred into each Account among the various available Valuation Funds.

      c) MAXIMUM DEFERRAL. A Participant may defer up to seventy-five percent (75%) of base salary, and/or up to one hundred percent (100%) of commissions and bonus otherwise payable.

      d) MINIMUM DEFERRAL. The minimum amount of each payment of salary, commissions or bonus that may be deferred shall be one (1) percent (1%), but in no event shall the amount deferred be less than five thousand dollars ($5,000) per Deferral Period.

      e)    DEFERRAL OF RESTRICTED STOCK UNITS. Notwithstanding the forgoing,
            (i) the election to defer Restricted Stock Units must be stated as a percentage of the tranche of Restricted Stock Units previously awarded to the Participant and vesting on a particular date, (ii) the election to defer Restricted Stock Units must be made and accepted by the Committee at least six (6) months prior to the date such Restricted Stock Units would otherwise vest under the terms of the 2002 Long Term Incentive Plan and applicable award agreement and
            (iii) shall be credited only to the Restricted Stock Unit Account. Such deferral of Restricted Stock Units will be allocated only to the Trizec Stock Unit Fund. The Participant may elect to defer up to one hundred percent (100%) of the outstanding tranche of Restricted Stock Units awarded to the Participant and vesting on a specified date, but must defer a minimum of five percent (5%).

3.3. PERIOD OF COMMITMENT. Once a Participant has made a Deferral Commitment with respect to Compensation, that Commitment shall remain in effect for the next succeeding Deferral Period, except that a Participant may choose to modify a Deferral Commitment applicable to bonus no later than July 31st of the Deferral Period. In addition, the Deferral Commitment with respect to base salary shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than fifteen (15) days prior to the beginning of a subsequent Deferral Period. Notwithstanding the forgoing, any election to defer Restricted Stock Units shall apply only to the particular vesting tranche of a Restricted Stock Unit award set forth in the appropriate election form; additional deferrals of Restricted Stock Units must be made on a separate election form.


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3.4.  COMMITMENT LIMITED BY TERMINATION OR DISABILITY. If a Participant suffers a Disability or terminates employment with Company, for any reason including death, prior to the end of the Deferral Period, the Deferral Period shall end as of the date of such Disability or termination.

3.5. MODIFICATION OF DEFERRAL COMMITMENT. Except as provided in Sections 3.3, 3.4, above, and 5.5 below, a Deferral Commitment with respect to Compensation shall be irrevocable by the Participant during a Deferral Period. A Deferral Commitment with respect to Restricted Stock Units shall be irrevocable.

3.6. CHANGE IN EMPLOYMENT STATUS. If the Committee determines that a Participant's employment performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant's employment with Company, the Participant's existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of Section 3.1, above. If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with the Employee Retirement Income Security Act of 1974, as amended (hereafter, "ERISA"), the Committee may, in its sole discretion terminate any Deferral Commitment for that year, prohibit the Participant from making any future Deferral Commitments and/or distribute the Participant's Account Balances in accordance with Article V of this Plan as if the Participant had terminated employment with the Company as of that time.

3.7. DEFAULTS IN EVENT OF INCOMPLETE OR INACCURATE DEFERRAL COMMITMENTS. In the event that a Participant submits a Deferral Commitment to the Committee that contains information necessary to the operation of this Plan which, in the sole discretion of the Committee, is incomplete or inaccurate, and the Committee is unable, after reasonable efforts to contact the Participant, to ascertain the intent of the Participant with respect to the Deferral Commitment, the Committee shall be authorized to assume the following, and such assumptions shall be communicated to the Participant:

      a)    If no Account is listed - assume Retirement Account was selected;

      b) If Accounts listed equal less than 100% - assume balance is deferred into Retirement Account;

      c) If Accounts listed equal more than 100% - assume proportionate reduction to each Account selected;

      d) If no Valuation Fund is selected - assume Money Market Fund was selected;

      e) If Valuation Fund(s) selected equal less than 100% - assume that Money Market Fund was selected for balance;

      f) If Valuation Fund(s) selected equal more than 100% - assume proportionate reduction to each Valuation Fund selected;

      g) If no Distribution Election is chosen - assume lump sum for In-Service Account and three (3) year for Retirement Account was selected; and,



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      h)    If no time of payment is chosen for In-Service Account - assume the earliest possible date available under the provisions of Section 5.2, below was selected.

provided, however that notwithstanding the forgoing, Restricted Stock Units shall only be held in the Restricted Stock Unit Account.

                   ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

4.1. ACCOUNTS. The Compensation deferred by a Participant under the Plan, any Discretionary Contributions and Interest shall be credited to the Participant's Retirement or In-Service Account(s). Any Restricted Stock Units deferred by a Participant under the Plan shall be credited to the Participant's Restricted Stock Unit Account. Separate accounts may be maintained on the books of the Company to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to each Account as set forth in
      Section 3.2(a) and (e), above. These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2. TIMING OF CREDITS; WITHHOLDING. A Participant's deferred salary, bonus or commissions shall be credited to each Account designated by the Participant on the same day that the compensation deferred would have otherwise been payable to the Participant. A Participant's deferred Restricted Stock Units shall be credited to the Restricted Stock Unit Account at the time the Restricted Stock Units would have otherwise vested under the terms of the award thereof. Any Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Committee. Compensation and Restricted Stock Units elected to be deferred is considered to be "wages" for purposes of FICA and OASDI withholding at the time such amounts are deferred. Any withholding of taxes or other amounts with respect to deferred Compensation and Restricted Stock Units that is required by local, state or federal law shall be withheld from the Participant's corresponding non-deferred portion of the Compensation; if such non-deferred portion of Compensation is insufficient to satisfy the amount needed to be withheld, the remaining amount shall reduce the amount credited to the Participant's Account in a manner specified by the Committee.

4.3. VALUATION FUNDS. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee, the Participant may also reallocate the balance in each Valuation Fund among the other available Valuation Funds as of the next succeeding Determination Date.

4.4. TRIZEC STOCK UNIT FUND. Notwithstanding anything else to the contrary, the Trizec Stock Unit




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      Fund shall be used exclusively with respect to the deferral of Restricted
      Stock Units; no other Compensation deferred shall utilize this Valuation Fund for the purposes of determining the amount of Interest to be credited or debited thereon. In addition, if prior to the complete payment of amounts in the Trizec Stock Unit Fund, the Company pays a dividend on its common stock, and the Participant irrevocably elects to defer dividend equivalents payable with respect to deferred Restricted Stock Units (the "Dividend Equivalent"), the Dividend Equivalents shall be credited to the Trizec Stock Unit Fund with respect to the Participant's Restricted Stock Units and shall be considered to be reinvested in additional Restricted Stock Units at that time, as prescribed by the Committee. If the Participant does not so irrevocably elect, the Dividend Equivalent with respect to the deferred Restricted Stock Unit shall be paid to the Participant as soon as is practical following payment of the dividends.

4.5. DISCRETIONARY CONTRIBUTIONS. The Company or, at the discretion of the Company, the Participant may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as recommended and approved by the Committee or by the Compensation Committee of the Board, in its sole discretion. Unless the Committee specifies otherwise, such Discretionary Contribution shall be allocated among the various Accounts in the same proportion as set forth in Section 4.1, above. Unless otherwise provided by the Committee, Deferral Commitments with respect to Discretionary Contributions shall be irrevocable.

4.6. DETERMINATION OF ACCOUNTS. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

      a) NEW DEFERRALS. Each Account shall be increased by any deferred Compensation or Restricted Stock Units credited since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an Account at the same time that a distribution is to be made from that Account.

      b) DISCRETIONARY CONTRIBUTIONS. Each Account shall be increased by any Discretionary Contributions credited since such prior Determination Date as set forth above in sections 4.1 and 4.4 or as otherwise directed by the Committee.

      c) DISTRIBUTIONS. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

      d) INTEREST. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Valuation Funds chosen by the Participant.

4.7. VESTING OF ACCOUNTS. Each Participant shall be vested in the amounts credited to such Participant's Account and Interest thereon as follows:


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      a)    AMOUNTS DEFERRED. A Participant shall be one hundred percent (100%)
            vested at all times in the amount of Compensation and Restricted Stock Units elected to be deferred under this Plan and Interest thereon.

      b) DISCRETIONARY CONTRIBUTIONS. A Participant's Discretionary Contributions and Interest thereon shall become vested as determined by the Compensation Committee of the Board, or the Board.

4.8. STATEMENT OF ACCOUNTS. The Committee shall give to each Participant a statement showing the balances in the Participant's Account on a quarterly basis.

                            ARTICLE V - PLAN BENEFITS

5.1. RETIREMENT ACCOUNT. The vested portion of a Participant's Retirement Account shall be distributed to the Participant upon the termination of employment with the Company. Benefits under this section shall be payable as soon as administratively practical after termination of employment. The form of benefit payment shall be that form selected by the Participant pursuant to Section 5.6, below, unless the Participant terminates employment prior to Retirement, in which event, the Retirement Account shall be paid in the form of a lump sum payment. Payment of any benefit from the Retirement Account shall commence as soon as practical, but in no event later than sixty days after the date of the Participant's termination of service with the Company, and subsequent payments, if the Form of Payment selected provides for subsequent payments, shall be made on or about April 1st of each succeeding year.

5.2. RESTRICTED STOCK UNIT ACCOUNT. The Restricted Stock Unit Account shall be distributed to the Participant upon the termination of service with the Company, or upon the earlier date selected by the Participant prior to the first deferral of Restricted Stock Units under this Plan, but in no event shall the date selected be earlier than three years following the date which the Restricted Stock Units would have otherwise been vested and settled pursuant to the terms of the 2002 Long Term Incentive Plan and the applicable award agreement. The Participant may, subsequently amend the intended date of distribution to a date later than that date initially chosen, by filing such amendment with the Committee no later than twelve
      (12) months prior to the initial date of payment. The Participant may file this amendment to defer the receipt of benefits under this paragraph only once, and each amendment must provide for a payout under this paragraph at a date later than the election in force immediately prior to a filing of such amendment. The payment of this Account will be satisfied by the distribution of actual shares of Company common stock. Such shares shall be distributed in a lump sum or in equal annual installments up to a maximum of five (5) installments as selected by the Participant at least one year prior to the date of payment from this Restricted Stock Unit Account. Distribution of shares shall commence as soon as practical, but in no event later than sixty days after the date of the Participant's termination of service with the Company (or such other date selected by the Participant pursuant to this Section 5.2). If the Form of Payment selected provides for subsequent payments, such subsequent payments shall be made on or about April 1st of each succeeding year.


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5.3.  IN-SERVICE ACCOUNT. The vested portion of a Participant's In-Service
      Account shall be distributed to the Participant upon the date chosen by the Participant in the first Deferral Commitment which designated a portion of the Compensation deferred be allocated to the In-Service Account, but in no event shall the date selected be earlier than the first day of the sixth calendar year following the initial filing of the Deferral Commitment with respect to that In-Service Account. The Participant may, subsequently amend the intended date of payment to a date later than that date initially chosen, by filing such amendment with the Committee no later than twelve (12) months prior to the initial date of payment. The Participant may file this amendment to defer the receipt of benefits under this paragraph only once, and each amendment must provide for a payout under this paragraph at a date later than the election in force immediately prior to a filing of such amendment. The benefit payment shall be that form selected by the Participant pursuant to Section 5.6, below. However, if the Participant terminates employment with the Company prior to the date so chosen by the Participant, the vested portion of the In-Service Account shall be added to the Retirement Account as of the date of termination of service and shall be paid in accordance with the provisions of Section 5.1, above. Payment shall commence on or about April 1st of the year selected by the Participant under this Section, and subsequent payments, if the Form of Payment selected provides for subsequent payments, shall be made on or about April 1st of each succeeding year.

5.4. DEATH BENEFIT. Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, Company shall pay to the Participant's Beneficiary an amount equal to the vested Account balance in that Account in the form of a lump sum payment, except that the Committee may, in its sole discretion, approve a request for payment in a different form. In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the Participant's designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived, except that the Committee may, in its sole discretion, approve a request for payment in a different form.

5.5. HARDSHIP DISTRIBUTIONS. Upon a finding that a Participant has suffered a Financial Hardship or Disability, the Committee may, in its sole discretion, amend the existing Deferral Commitment, or make distributions from any or all of the Participant's Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship or Disability, and will not exceed the Participant's vested Account balances. If payment is made due to Financial Hardship, the Participant's deferrals under this Plan shall cease for the period of the Financial Hardship or Disability and for twelve (12) months thereafter. Any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with
      Article III herein.

5.6. FORM OF PAYMENT. Unless otherwise specified in this Article V, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and specified by the Participant in the Distribution Election. The most recently submitted Distribution Election shall be effective for the entire vested Account balance unless amended in writing by the Participant and delivered to the Committee. If, at the time payment of benefits under this Plan become due and payable, the Participant's most recent election as to the form of payment was made within one (1) year of such payment, then the most recent election made by the Participant more that one year prior to the time of payment shall be used to determine the form of payment. The permitted forms of benefit payments are:

      a)    A lump sum amount which is equal to the vested Account balance; and,

      b) Annual installments for a period of up to ten (10) years (or in the event of payment of the In-Service Account or Restricted Stock Unit Account, a maximum of five (5) years) where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Interest on the unpaid balance, to the extent applicable, shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

5.7. SMALL ACCOUNT. If the total of a Participant's vested, unpaid Retirement Account balance as of the time the payments are to commence is less than $25,000, the remaining unpaid, vested Retirement Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary. If the total of a Participant's vested, unpaid In-Service Account balance as of the time the payments are to commence is less than $5,000, the remaining unpaid, vested In-Service Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary. If the total number of vested Restricted Stock Units in the Restricted Stock Unit Account is less that 100 shares, the Restricted Stock Unit Account will be distributed in one lump sum, notwithstanding any election by the Participant to the contrary.

5.8. WITHHOLDING; PAYROLL TAXES. Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.

5.9. PAYMENT TO GUARDIAN. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.10. EFFECT OF PAYMENT. The full payment of the applicable benefit under this
      Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant's Beneficiary) with respect to the operation of this Plan, and the Participant's (and Participant's Beneficiary's) rights under this Plan shall terminate.

                      ARTICLE VI - BENEFICIARY DESIGNATION


6.1. BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

6.2. CHANGING BENEFICIARY. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

6.3. NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

      a)    The Participant's surviving spouse;

      b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living;

      c)    The Participant's estate.

6.4. EFFECT OF PAYMENT. Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.

                          ARTICLE VII - ADMINISTRATION

7.1. COMMITTEE; DUTIES. This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except in the event of a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2. AGENTS. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3. BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4. INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

7.5. ELECTION OF COMMITTEE AFTER CHANGE IN CONTROL. After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

                         ARTICLE VIII - CLAIMS PROCEDURE

8.1. CLAIM. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practical, and in no event later than 90 days of the filing of the claim, which period may be extended in special circumstances. The Claimant will be notified in writing prior to the expiration of the initial 90-day period if an extension of the 90-day period is necessary. Such written notification will indicate the special circumstances requiring an extension of the 90-day period. Such extension may not extend the response period beyond 180 days. In the event that a claim is denied because the Claimant is not eligible to participate in the Plan, a written denial notice will nevertheless be sent to the Claimant.

8.2. DENIAL OF CLAIM. If the claim or request is denied, in whole or in part, the written notice of denial shall state:

      a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

      b) A description of any additional material or information required and an explanation of why it is necessary;

      c)    An explanation of the Plan's claim review procedure; and,

      d) A statement that the Claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

8.3. REVIEW OF CLAIM. Any Claimant whose claim or request is denied or who has not received a response within ninety (90) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4.  FINAL DECISION. The decision on review shall normally be made within sixty
      (60) days after the Committee's receipt of claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned. The Claimant shall have a right to bring action under Section 502(a) of ERISA following an adverse benefit determination on review.

                 ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1. AMENDMENT. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiary receiving installment payments, subject to the following:

      a) PRESERVATION OF ACCOUNT BALANCE. No amendment shall reduce the amount accrued in any Account as of the date such notice of the amendment is given.

      b) CHANGES IN INTEREST RATE. No amendment shall reduce, either prospectively or retroactively, the rate of Interest to be credited to the amount already accrued in any of the Participant's Account(s) and any amounts credited to the Account under Deferral Commitments already in effect on that date, except as may be provided in Section 2.22, above as a result of a selection or deletion of available Valuation Funds.

9.2. COMPANY'S RIGHT TO TERMINATE. The Board may at any time partially or completely terminate the Plan if, in its judgement, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Company.

      a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

      b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and Company shall distribute each Account, including the Restricted Stock Unit Account, to the appropriate Participant. Payment shall be made as a lump sum as soon as practical.

                            ARTICLE X - MISCELLANEOUS

10.1. UNFUNDED PLAN. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3 (2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2. COMPANY OBLIGATION. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by, that Company and shall not be an obligation of another company.

10.3. UNSECURED GENERAL CREDITOR. Notwithstanding any other provision of this Plan, Participants and Participants' Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4. TRUST FUND. Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

10.5. NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.6. COURT ORDER. The Company is authorized to make any payments directed by court order in any action in which the Plan, the Company, or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's Account(s) under this Plan in connection with a property settlement or otherwise, the Company, in its sole discretion, shall have the right, notwithstanding any election made by the Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's Account(s) under the Plan to the spouse or former spouse.


10.7. NOT A CONTRACT OF EMPLOYMENT. This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.8. PROTECTIVE PROVISIONS. A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

10.9. AMENDMENT TO PLAN. The Company may amend, modify or terminate a deferral pursuant to this plan if it considers it necessary or advisable under applicable laws, In addition, if all or any portion of a Participant's Account under this Plan become subject to federal income taxation prior to the actual receipt of such amounts, whether as a result of an audit by the appropriate taxing authority, a court of competent jurisdiction or by the passage of legislation or regulation, the Committee may, in its sole discretion, distribute to such Participant from the Participant's Account, an amount deemed necessary by the Committee to meet the resulting tax liability to the Participant.

10.10. GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois, except as preempted by federal law.

10.11. VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.12. NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in company's records.

10.13. SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

                                        TRIZEC PROPERTIES, INC.


                                        BY:   /s/ Timothy H. Callahan
                                            ------------------------------


                                        DATED:    January 1, 2004
                                              ----------------------------